   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 1996
                                                       Registration No. 33-
===============================================================================


                            SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549
                                  --------------------
                                       FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                            THE SECURITIES ACT OF 1933

                                  --------------------

                                 K-V PHARMACEUTICAL COMPANY
                   (Exact name of Registrant as specified in its charter)
                 DELAWARE                                   43-0618919
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

          2503 SOUTH HANLEY ROAD
            ST. LOUIS, MISSOURI                                 63144
     (Address of Principal Executive Offices)                 (Zip Code)

                             SPECIAL STOCK OPTION AGREEMENTS
                                 (Full title of the Plan)

                                     ALAN G. JOHNSON
                                        SECRETARY
                                 K-V PHARMACEUTICAL COMPANY
                                    2503 SOUTH HANLEY ROAD
                                     ST. LOUIS, MISSOURI
                          (Name and address of agent for service)

                                      (314) 645-6600
                             (Telephone number, including area
                                code, of agent for service)

                           Copies of all correspondence to:
                                DOUGLAS J. BATES, ESQ.
                            GALLOP, JOHNSON & NEUMAN, L.C.
                          101 SOUTH HANLEY ROAD, SUITE 1600
                               ST. LOUIS, MISSOURI  63105
                                   (314) 862-1200

==================================================================================
                        CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
Title of                            maximum        maximum
securities           Amount         offering       aggregate
to be                to be          price          offering       Amount of
registered           registered<F1> per share<F2>  price          registration fee
----------------------------------------------------------------------------------
Class A              141,400          $4.00        $565,600       $195.03
Common Stock
par value
$.01 per share

Class B              141,400          $4.00        $565,600       $195.03
Common Stock
par value
$.01 per share
==================================================================================

<F1>       Represents the number of shares of common stock issuable
           pursuant to the Special Stock Option Agreements.
<F2>       Calculated upon the basis of the price at which the option may be exercised in accordance with Rule 457(h).

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

   The Registrant hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"):

   (a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1995;

   (b) The Registrant's definitive proxy statement on Schedule 14A for the 1995 Annual Meeting of Shareholders;

   (c) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995; and

   (d) The description of the Registrant's Class A and Class B common stock, which is contained in a registration statement on Form S-1 (No. 33-39423) filed by the Registrant under the Securities Act.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

   Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   The validity of the securities offered hereby is being passed upon by Gallop, Johnson & Neuman, L.C. Members of such firm are the beneficial owners of 144,500 shares of the Registrant's Class
A common stock and 144,500 shares of the Registrant's Class B common stock. Mr. Alan G. Johnson, a member of the firm, serves as a director and secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the General Corporation Law of the State of
Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith,
Article IX of the Registrant's Bylaws requires that the Registrant indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. In addition, Article IX states that the Registrant shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he or she is an officer, director, employee or agent of the Registrant, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner that the person believed was not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. If a person is a party to or threatened to made a party to any threatened, pending action or suit by or in the right of the Registrant to procure a judgment in the Registrant's favor by reason of the fact that the person is a director, officer, employee or agent of the Registrant, the person is entitled to indemnification on the same terms set forth above except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

   The Registrant has procured and intends to maintain a policy of insurance under which the directors and officers of the Registrant will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act attributable to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

   Not Applicable.

ITEM 8.  EXHIBITS

   The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit
Number              Description
-------             -----------
5.1      Opinion of Gallop, Johnson & Neuman, L.C.

10.1     Form of Special Stock Option Agreements

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Gallop, Johnson & Neuman, L.C. (included in
         Exhibit 5.1).

24.1 Power of Attorney (included on signature page of the registration statement).

ITEM 9.  UNDERTAKINGS

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)  To include any prospectus required by
              Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) may be contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated by reference herein.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)-(g)  Not Applicable.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (i)  Not Applicable.

    (j)  Not Applicable.

                           SIGNATURES

    The Registrant.  Pursuant to the requirements of the Securities
    --------------
Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on January 16, 1996.

                                             K-V Pharmaceutical Company


Date: January 16, 1996                       By: /s/ Gerald R. Mitchell
                                                -----------------------
                                                  Gerald R. Mitchell
                                                  Vice President

                        POWER OF ATTORNEY

   We, the undersigned officers and directors of K-V Pharmaceutical Company hereby severally and individually constitute and appoint Alan G. Johnson and Gerald R. Mitchell, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                              Title                          Date
----                              -----                          ----

/s/ Marc S. Hermelin         Director and Vice-Chairman          January 16, 1996
--------------------         of the Board (Principal
Marc S. Hermelin             Executive Officer)

/s/ Gerald R. Mitchell       Vice President,Finance              January 16, 1996
----------------------       (Principal Financial and
Gerald R. Mitchell           Accounting Officer)

/s/ Victor M. Hermelin       Director and Chairman of            January 16, 1996
----------------------       the Board
Victor M. Hermelin

/s/ Alan G. Johnson          Director and Secretary              January 16, 1996
-------------------
Alan G. Johnson

/s/ Garnet E. Peck, Ph.D.    Director                            January 16, 1996
-------------------------
Garnet E. Peck, Ph.D.


                                              FORM S-8

                                     K-V PHARMACEUTICAL COMPANY


                                            EXHIBIT INDEX
                                            -------------

Exhibit
Number                          Description                                        Page
-------                         -----------                                        ----

5.1      Opinion of Gallop, Johnson & Neuman, L.C.


10.1      Form of Special Stock Option Agreement.


23.1      Consent of Coopers & Lybrand L.L.P., Independent Accountants.


23.2      Consent of Gallop, Johnson & Neuman, L.C.
         (included in Exhibit 5.1).


24.1      Power of Attorney
         (included on signature page of the registration statement).
